                                                                   EXHIBIT 10.25


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                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                         DATED AS OF SEPTEMBER 2, 1994

                                  By and Among

                              K&F INDUSTRIES, INC.

                                    AND THE

                         STOCKHOLDERS IDENTIFIED HEREIN





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
                               TABLE OF CONTENTS


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1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.       Certain Restrictions on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.1.    Transfers in Accordance with this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.2.    Certain Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.3.    Agreement to be Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.4.    BLS Transfer Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

3.       Certain Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.1.    Certain Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

4.       Rights of First Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.1.    Transfers to Third Parties; Rights of First Offer  . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.2.    Subsequent Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

5.       Public Offering; Tag-Along Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         5.1.    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         5.2.    Tag-Along Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

6.       Put-Sale Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.1.    Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         6.2.    Put-Sale Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

7.       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         7.1.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         7.2.    Deliveries at Closing; Method of Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . .   23

8.       Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

9.       Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

10.      Certain Voting and Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         10.1.   Board of Directors of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         10.2.   Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         10.3.   Charter and By-laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.4.   Certain Stock-Related Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         10.5.   Purchase of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         10.6.   Company Purchase of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

11.      No Implied Right to Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

12.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         12.1.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

13.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         13.1.   Recapitalization, Exchanges, etc., Affecting the Common Stock  . . . . . . . . . . . . . . . . . . .   31
         13.2.   Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

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
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         13.3.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         13.4.   Amendment; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         13.5.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         13.6.   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.7.   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.8.   Headings; References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.9.   Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.10.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         13.11.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


SIGNATURES

Schedule I       - Addresses for Notices

Exhibit A        - Amended and Restated By-laws

Exhibit B        - Restated Certificate of Incorporation

Exhibit C        - Registration Rights

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


                 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of September 2, 1994 by and among K&F Industries, Inc. (formerly known as Opus Acquisition Corporation), a Delaware corporation (the "Company"); Bernard L. Schwartz ("BLS"); Lehman Brothers Merchant Banking Portfolio Partnership L.P. ("LBMB"), Lehman Brothers Offshore Investment Partnership L.P. ("LBOI"), Lehman Brothers Offshore Investment Partnership - Japan L.P. ("LBOIJ"), Lehman Brothers Capital Partners II, L.P. ("LBCP"; and LBMB, LBOI, LBOIJ and LBCP, collectively "LBP"), CBC Capital Partners, Inc. ("CBC"), and Loral Corporation ("Loral"). Each of the parties to this Agreement (other than the Company) and any other Person who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder". This Agreement amends and restates the Stockholders Agreement dated as of April 27, 1989 by and among the Company and certain of the Stockholders, as amended on July 28, 1989 and shall become effective (the "Effective Date") on the date hereof. For purposes of this Agreement, CBC shall be deemed to be a Transferee of LBP.

                 As of the Effective Date, the Company has an authorized capital stock consisting of (i) 21,000,000 shares of voting common stock, par value $.01 per share (the "Voting Common Stock") and 5,300,000 shares of non-voting common stock, par value $.01 per share (the "Nonvoting Common Stock"; and together with the Voting Common Stock the "Common Stock") and (ii) 1,200,000 shares of Series A Voting Convertible Preferred Stock, par value $.01 per share (the "Series A Voting Stock"), and 130,000 shares of Series A Nonvoting Convertible Preferred Stock, par value $.01 per share (the "Series A Nonvoting Stock"; and the Series A Voting Stock and the Series A Nonvoting Stock, collectively, the "Series A Preferred Stock"; and the Series A Preferred Stock and the Common Stock, collectively, the "Stock").

                 The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Stock, including both issued and outstanding shares of Stock as well as shares of Stock which may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

                 Accordingly, the parties hereto agree as follows:

         1.      Certain Definitions.

                 As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                 "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that for purposes of this Agreement BLS and Loral shall not be deemed to be Affiliates.

                 "Alternative Investment Bank" shall have the meaning set forth in Section 6.1(b).





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

                 "Appraisal Request" shall have the meaning set forth in
Section 6.1(a).

                 "Appraised Value" shall have the meaning set forth in Section 6.1(a).

                 "BLS" shall have the meaning set forth in the preamble of this Agreement.

                 "BLS Investor" shall mean each Transferee of BLS or a BLS Investor designated as such by BLS from time to time but shall not include any LBP Investor or Loral Investor.

                 "Board of Directors" shall mean the Board of Directors of the Company.

                 "Buyer's Notice" shall have the meaning set forth in Section 4.1(a).

                 "By-laws" shall mean the by-laws of the Company, in the form of Exhibit A hereto, as amended from time to time.

                 "Charitable Institution" shall mean an organization described in section 501(c)(3) of the Code.

                 "Charter" shall mean the Restated Certificate of Incorporation of the Company, in the form of Exhibit B hereto, as amended from time to time.

                 "Charter Documents" shall have the meaning set forth in
Section 10.3(a).

                 "Closing Date" shall have the meaning set forth in Section 6.1.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Common Equivalents" shall mean outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise of outstanding options or rights to acquire Common Stock or upon conversion of outstanding convertible securities whether or not vested, exercisable, or convertible at the time of determination.

                 "Common Stock" shall have the meaning set forth in the preamble of this Agreement.

                 "Company" shall have the meaning set forth in the preamble of this Agreement.

                 "Effective Date" shall have the meaning set forth in the preamble of this Agreement.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "First Investment Bank" shall have the meaning set forth in
Section 6.1(b).

                 "First Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Initial Public Offering" shall mean the Company's initial sale of Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to shares of Stock issuable under any employee benefit plan of the Company or issued in connection with the sale of any debt securities of the Company).

                 "LBP" shall have the meaning set forth in the preamble of this Agreement.

                 "LBP Investors" shall mean LBP and each Transferee of LBP or an LBP Investor designated as such by an LBP Nominee (as defined herein) but shall not include a BLS Investor or a Loral Investor.

                 "Loral" shall have the meaning set forth in the preamble of this Agreement.

                 "Loral Investor" shall mean each Transferee of Loral or a Loral Investor designated as such by Loral from time to time but shall not include a BLS Investor or a LBP Investor.

                 "Offer Price" shall have the meaning set forth in Section
4.1(a).

                 "Offered Shares" shall have the meaning set forth in Section 4.1(a).

                 "Offeree Group" shall have the meaning set forth in Section 4.1(b).

                 "Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Original Selling Stockholder" shall have the meaning set forth in Section 5.2(a).

                 "Person" shall mean an individual, corporation, partnership, joint venture, trust, association, joint stock company, unincorporated organization or a government or any agency or political subdivision thereof.

                 "Proposed Purchaser" shall have the meaning set forth in
Section 5.2(a).

                 "Put-Sale Group" shall have the meaning set forth in Section 6.2(b).

                 "Put-Sale Notice" shall have the meaning set forth in Section 6.2(b).

                 "Rule 144 Open Market Transaction" shall mean any sale of shares of Stock in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph (k) of such Rule).

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Second Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Seller" shall have the meaning set forth in Section 4.1(a).

                 "Seller's Notice" shall have the meaning set forth in Section 4.1(a).

                 "Senior Bank Financing" means the syndicated senior bank loan financing facilities to which the Company, or any of its subsidiaries, are a party on the Effective Date and any refinancing thereof.

                 "Senior Subordinated Debentures" shall mean the Company's 13-3/4% Senior Subordinated Debentures Due 2001.

                 "Senior Secured Notes" shall mean the Company's 11-7/8% Senior Notes Due 2003.

                 "Stock" shall have the meaning set forth in the preamble to this Agreement.

                 "Stockholder" shall have the meaning set forth in the preamble of this Agreement.

                 "Tag-Along Stockholder" shall have the meaning set forth in
Section 5.2(a).

                 "Third Offerees" shall have the meaning set forth in Section 4.1(b).

                 "Transfer" shall have the meaning set forth in Section 2.1.

                 "Transferee" shall have the meaning set forth in Section 2.1.

         2.      Certain Restrictions on Transfers.

                 2.1. Transfers in Accordance with this Agreement. No Stockholder shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of any Stock to any Person (any such act being referred to as a "Transfer" and any Person acquiring Stock from a Stockholder and any subsequent transferee of any such Person is referred to as a "Transferee" of such Stockholder), unless such Transfer is permitted under
Section 3.1. The Company shall not register upon its books any Transfer of Stock by a Stockholder to any Person except a Transfer in accordance with this Agreement.

                 2.2. Certain Stockholders. Each Stockholder that is an entity that was formed for the purpose of acquiring Stock or that has no substantial assets other than such Stock or interests therein agrees that (a) its shares of common stock or instruments reflecting equity interests therein (and the shares of common stock or instruments of any similar entities that control it) will note the restrictions on Transfer contained in this Agreement as if they were Stock and (b) no shares of stock or other equity interests in any such entities may be transferred to any Person other than in accordance with the terms of this Agreement as if such stock or other equity interests were Stock.

                 2.3. Agreement to be Bound. No Transfer of Stock (other than Transfers pursuant to the registration rights included in Exhibit C, Rule 144 Open Market Transactions or pursuant to any other bona fide registered public offering) shall be effective (and the Company shall not transfer on its books any such Common Stock) unless (i) the certificates representing such Stock issued to the Transferee shall bear the legends provided in Article 9, if required by such Section, and (ii) the Transferee (if not already a party hereto) shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance reasonably satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement.

                 2.4. BLS Transfer Limitations. BLS shall not Transfer any Common Stock to any Person if, after giving effect to such Transfer, BLS and his immediate family would beneficially own less than 1,350,000 Common Equivalents; unless (i)(A) LBP approves any such Transfer or LBP and its Affiliates no longer beneficially own at least 1,000,000 Common Equivalents, and (B) Loral approves any such Transfer or Loral and its Affiliates no longer beneficially own at least 500,000 Common Equivalents, (ii) BLS dies or is rendered incapable of acting as chairman of the Board of Directors of the Company for 180 consecutive days due to physical or mental illness, or (iii) such Transfer consists of a pledge of Common Stock pursuant to Section 3.1(viii) so long as the pledgee is not exercising rights upon default. For purposes of this Agreement, (i) BLS shall not be deemed to beneficially own any shares of Stock in which any other Person has any economic or voting interest other than a partnership, trust or corporation of which the entire equity interest is held by BLS if BLS retains sole voting and dispository control over such shares and (ii) BLS and his immediate family shall not be deemed to beneficially own any Stock in which any other Person has any economic or voting interest other than a partnership, trust or corporation of which the entire equity interest is held by BLS and his immediate family if BLS retains sole voting and dispositive power over such shares. In addition, for purposes of this Agreement, the "immediate family" of BLS includes only the spouse and children of BLS.

         3.      Certain Permitted Transfers.

                 3.1. Certain Permitted Transfers. None of the restrictions contained in this Agreement with respect to Transfers of Stock (other than those set forth in Sections 2.3 and 2.4 and this Section 3.1) shall apply:

                 (i) to any Transfer (including by gift) by any Stockholder who is an individual:

                          (A) to such Stockholder's spouse or descendants (collectively, "relatives");

                          (B)  to a Charitable Institution;

                          (C) to a trust of which there are no beneficiaries other than one or more of such Stockholder and the relatives of such Stockholder;

                          (D) to a partnership of which there are no partners other than one or more of such Stockholder and the relatives of such Stockholder;

                          (E)  to a corporation of which there are no
                 stockholders other than one or more of such Stockholder and the relatives of such Stockholder;

                          (F) to a legal representative or guardian of such Stockholder or a relative of such Stockholder if such Stockholder or relative becomes mentally incompetent; or

                          (G)  to any Person by will or by the laws of descent;

         provided that any such Transferee listed in clauses (A) through (C) and (E) through (G) above agrees that, notwithstanding the terms of this Section 3.1, such Transferee shall not thereafter Transfer such Stock to any Person to whom such transferor Stockholder would not be permitted to Transfer such Stock pursuant to the terms of this Agreement;

                 (ii) to any Transfer of Stock by BLS or any BLS Investor to BLS, any BLS Investor or any individual who is then employed by, a consultant to or a director of the Company or any of its subsidiaries;

                 (iii) to any Transfer of Stock, by any Stockholder that is not an individual, to any Affiliate thereof; provided that any such Affiliate agrees that, notwithstanding the terms of this Section 3.1, it shall not thereafter Transfer such Stock to any Person to whom such transferor Stockholder would not be permitted to Transfer such Stock pursuant to the terms of this Agreement;

                 (iv) to any Transfer of Stock by any LBP Investor to employees, consultants and advisors of any LBP Investor or its Transferees;

                 (v) to any Transfer of Stock, by any LBP Investor that is a partnership, to its general or limited partners; provided that such Transfer is made pro rata according to the economic interests of such partners therein as determined under the governing instruments of such partnership;

                 (vi) to any Transfer of Stock for cash pursuant to the registration rights included in Exhibit C or any other bona fide registered public offering, subject to the rights of first offer contained in Section 4.1;

                 (vii) to any Transfer of Stock for cash pursuant to Rule 144 Open Market Transactions occurring after an Initial Public Offering, subject to the rights of first offer contained in Section 4.1.;

                 (viii) to any Transfer of Common Stock consisting of the pledge of Stock by any Stockholder to a commercial bank, savings and loan institution or any other lending institution as security for a bona fide loan or loans the proceeds of which are used solely to purchase Stock provided that upon any foreclosure such pledgee shall assume and be bound by all the terms of this Agreement;

                 (ix) to any Transfer of Stock pursuant to a bona fide sale to a third party for cash, subject to the rights of first offer set forth in Section 4.1;

                 (x) to any Transfer of Stock by a Tag-Along Stockholder pursuant to the tag-along rights set forth in Section 5.2, subject to the rights of first offer contained in Section 4.1;

                 (xi) to any Transfer of Stock pursuant to the put-sale rights set forth in Section 6.2; or

                 (xii) to any Transfer of Stock acquired on the open market in connection with market-making or investment management activities.

         4.      Rights of First Offer.

                 4.1. Transfers to Third Parties; Rights of First Offer. (a) Except as provided in Section 3.1, if at any time any Stockholder desires to Transfer any Stock then owned by such Stockholder to any third party (including upon foreclosure of or similar action with respect to any pledge), such Stockholder shall first comply with the rights of first offer contained in this
Section 4.1. Such Stockholder shall give written notice to the Company stating that such Stockholder desires to make such Transfer, the number of shares of Stock proposed to be Transferred and the cash price per share that such Stockholder proposes to be paid for such shares of Stock or, in the case of a Transfer in the form of a registered public offering, a range of prices per share the low and high point of which shall not deviate by more than 15% from the midpoint of such range.

                 For purposes of this Agreement, any notice stating a Stockholder's desire to Transfer Common Stock pursuant to this Section 4.1 is referred to as a "Seller's Notice"; the Common Stock covered by any Seller's Notice is referred to as the "Offered Shares"; the Stockholder giving the Seller's Notice is sometimes referred to as the "Seller"; the price per share which the Stockholder proposes to be paid therefor (or, in the case of a registered public offering, the midpoint of the range of prices proposed therefor) is referred to as the "Offer Price"; and any notice given by the Company or any Stockholder pursuant to which the Company or such Stockholder (as the case may be) elects to purchase Offered Shares and that states (i) the maximum number of such Offered Shares that the Company or such Stockholder (as the case may be) elects to purchase, (ii) that the election made in such notice is irrevocable and (iii) that the Company or such Stockholder (as the case may be) shall purchase any number of Offered Shares up to such maximum number at the Offer Price in cash is referred to as a "Buyer's Notice". Each Seller's Notice shall constitute an irrevocable offer by the Seller to the Company and/or the other Stockholders, as the case may be, of the Offered Shares at the Offer Price. The Company shall mail a copy of any Seller's Notice (together with a description of the offering procedures hereunder) to each Stockholder of the Company within 5 days of the receipt thereof.

                 (b)  Offered Shares offered by any Seller pursuant to this
Section 4.1 shall be offered to the Company and other Stockholders in the following order:

                 (i) in the case of any offer by BLS, first to the Company and second to all other Stockholders who are not BLS Transferees;

                 (ii) in the case of any offer by any BLS Investor or any other Transferee of BLS, first to BLS, second to the Company and third to the other Stockholders;

                 (iii) in the case of any offer by any LBP Investors or any Transferee of any LBP Investors, first to the other LBP Investors, second to the Company and third to the other Stockholders; and

                 (iv) in the case of any offer by any Loral Investor or any Transferee of Loral or a Loral Investor, first to the other Loral Investors, second to the Company and third to the other Stockholders.

The first Person or group to whom Offered Shares are so offered is called the "First Offerees"; the second such Person or group is called the "Second Offerees"; and the third such Person or group, if any, is called the "Third Offerees". Each such Person or group is called an "Offeree Group" and all such Persons and groups are called the "Offerees".

                 (c) Within 10 days after the date of mailing by the Company of the Seller's Notice, the First Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company.

                 (d) If the First Offerees elect to purchase none of, or less than all of, the Offered Shares, then the Company shall give written notice to the Second Offerees not later than three days after the expiration of the 10-day period set forth in Section 4.1(c), which notice shall specify the Offer Price and the number of remaining Offered Shares available for purchase by the Second Offerees. The Second Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company, within 10 days following mailing of the notice from the Company.

                 (e) If the First Offerees and the Second Offerees elect to purchase none of, or less than all of, the Offered Shares, then the Company shall give written notice to the Third Offerees (if applicable) not later than three days after the expiration of the 10-day period set forth in Section 4.1(d), which notice shall specify the Offer Price and the number of remaining Offered Shares available for purchase by the Third Offerees. The Third Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company, within 10 days following mailing of the notice from the Company.

                 (f) If the Offerees fail to elect to purchase all the Offered Shares, then the Company shall give written notice to the First Offerees, the Second Offerees and, if applicable, the Third Offerees not later than three days after the expiration of the last 10-day period set forth in Section 4.1(d) or (if applicable) Section 4.1(e), which notice shall specify the Offer Price and the number of remaining Offered Shares available for purchase by the Offerees. Offerees may elect to purchase Offered Shares at the Offer Price in a Buyer's Notice to the Seller, with a copy to the Company, within 10 days following mailing of the notice from the Company.

                 (g) If the Offerees fail to elect to purchase all the Offered Shares within the time periods specified in this Section 4.1, then the Seller
(i) shall be under no obligation to sell any of the Offered Shares to the Company or any Stockholder, unless the Seller so elects, and (ii) may, within a period of three months from the date of the Seller's Notice, sell all or any Offered Shares to one or more third parties for cash at a price per share not less than the Offer Price and on other terms which are no more favorable to the purchaser than those set forth in the Seller's Notice.

                 (h) In the event of an oversubscription to purchase Offered Shares in connection with notice given under Sections 4.1(c), (d), (e) or (f) hereof, each Offeree which delivered a Buyer's Notice thereunder shall be permitted to purchase its pro rata share of the Offered Shares. Such pro rata share shall equal the product of (i) the fraction, the numerator of which shall be the number of Offered Shares such Offeree offered to purchase pursuant to its Buyer's Notice delivered under Section 4.1(c), (d), (e) or (f), as applicable, and the denominator of which shall be the aggregate number of Offered Shares all Offerees offered to purchase under Section 4.1(c), (d), (e) or (f), as applicable, times (ii) the aggregate number of Offered

Shares available to be purchased under Section 4.1(c), (d), (e) or (f), as applicable.

                 4.2. Subsequent Transfers. If the Company and the Stockholders do not elect to purchase all the Offered Shares at the Offer Price in cash and the Seller shall not have Transferred the Offered Shares to any Transferee prior to the expiration of the three month period specified in
Section 4.1(g), then the rights of first offer under this Article 4 shall again apply in connection with any subsequent Transfer or offer to Transfer by such Seller.

         5.      Public Offering; Tag-Along Rights.

                 5.1.  Registration Rights.

                 The Company hereby grants to each Stockholder the registration and other rights set forth in, and each Stockholder agrees to comply with the terms and conditions contained in, Exhibit C hereto.

                 5.2. Tag-Along Right. (a) If, at any time, any Stockholder (or group of Stockholders acting in concert) (individually, the "Original Selling Stockholder") proposes to Transfer shares of Common Stock (or options or rights to acquire Common Stock or securities convertible into Common Stock) representing more than 15% of the Common Equivalents to any Person or group of Persons (the "Proposed Purchaser") in any transaction or series of related transactions (other than (i) sales pursuant to a bona fide public offering under an effective registration statement under the Securities Act and (ii) Transfers permitted under Section 3.1 (other than clause

(ix) thereof)), the Original Selling Stockholder shall afford each other Stockholder (each, a "Tag-Along Stockholder") the opportunity to participate proportionately in such Transfer in accordance with this Section 5.2. Each Stockholder shall have the right to Transfer the same percentage of the Common Equivalents owned by such Stockholder as the percentage of Common Equivalents the Original Selling Stockholder is proposing to transfer of such Original Selling Stockholder's Common Equivalents. The Original Selling Stockholder shall give notice to the other Stockholders of their right to sell Common Equivalents hereunder (the "Tag-Along Notice") which notice shall state the number of shares of Common Equivalents proposed to be Transferred, the proposed offering price and any other material terms and conditions of the Transfer.

                 (b) Within 10 days after the date of delivery of a Tag-Along Notice, any Stockholder may elect to participate in such Transfer pursuant to the terms and conditions of such Notice in a notice given to the Original Selling Stockholder; provided, however, that the only representations and warranties which such Tag-Along Stockholder shall be required to give are as to due authority and execution, good title and the absence of liens with respect to such Tag-Along Stockholder's Common Equivalents and the only indemnities which such Tag-Along Stockholder may be required to give are as to the foregoing matters.

                 (c) If the Proposed Purchaser is acquiring Common Equivalents in a single transaction from more than one Stockholder or in a series of related transactions from one or more Stockholders, (i) the price per share or Common Equivalent shall be the highest of the prices, and the other terms and conditions of the Transfer shall be the most favorable of the terms and conditions, offered by the Proposed Purchaser to any Stockholder at or prior to the consummation of such Transfer and (ii) the form of consideration shall be the same for all Common Equivalents Transferred in such Transfer.

                 (d) Any Tag-Along Stockholder exercising Tag-Along rights hereunder with respect to any Common Equivalent other than shares of Common Stock shall convert or exercise such Common Equivalent into or for Common Stock prior to the consummation of any Transfer hereunder.

                 (e) Any Original Selling Stockholder that proposes to Transfer shares of Common Stock under this Section 5 shall comply with the Rights of First Offer provisions set forth in Section 4 hereto. The Seller's Notice required thereunder shall be given by the Original Selling Stockholder concurrently with the Tag-Along Notice hereunder and any purchase thereunder and hereunder shall occur simultaneously.

                 (f) Any Transfer by the Original Selling Stockholder subject to this Section 5.2 shall be made within three months of the date of the Tag-Along Notice and shall be made substantially in accordance with the terms and conditions described in such Tag-Along Notice. If the Original Selling Stockholder shall not have effected the Transfer prior to the expiration of such three-month period, the tag-along rights under this Section 5.2 shall again apply in connection with any subsequent Transfer or offer to Transfer by such Original Selling Stockholder.

         6.      Put-Sale Option.

                 6.1. Appraisal. (a) At any time and from time to time, either LBP or BLS may, by notice (an "Appraisal Request") to the Company and the other party, request an appraisal of the value of the common equity of the Company (the "Appraised Value"). BLS, LBP and the Company shall cause such appraisal to be completed within 30 days of delivery of the Appraisal Request according to the procedures set forth in Section 6.1(b) and (c).

                 (b) The Appraised Value shall be determined jointly by LBP and a nationally recognized investment bank selected by BLS (the "First Investment Bank") or, if LBP and the First Investment Bank fail to agree on an Appraised Value within 15 days of delivery of the Appraisal Request, by another nationally recognized investment bank selected jointly by LBP and BLS (the "Alternative Investment Bank"). Any Appraised Value as determined by any Alternative Investment Bank shall be between the values determined by LBP and the First Investment Bank.

                 (c) The Appraised Value shall be the value of the Company's common equity (assuming conversion of all Common Equivalents to Common Stock) that would be realized in a sale of the Company as an entirety with a reasonable amount of time available to negotiate and consummate such sale; provided that the Appraised Value shall not be less than the value offered in any bona fide proposal that may be made to acquire the Company or its assets prior to the date upon which the Appraised Value shall be determined.

                 (d) The Company shall give LBP, the First Investment Bank and any Alternative Investment Bank access to the books, records and personnel of the Company and shall pay all fees and expenses of the appraisers incurred in connection with the Appraisal.

                 6.2.  Put-Sale Right.  (a)  Within 15 days after the
Appraised Value has been established, either BLS or LBP (the "Put Party") may, at its sole option, deliver written notice (the "Put-Sale Notice") to the other party (the "Other Party") and the Company of its desire to sell all of the Common Stock owned by the Put Party and any Transferees thereof designated by the Put Party (the "Put-Sale Group") from among the Put Party and their Transferees. The purchase price for the shares of Stock shall be an amount equal to the pro rata share (based on Common Equivalents) of the Appraised Value of the Common Stock subject to such put.

                 (b) The Other Party shall have 90 days following receipt of the Put-Sale Notice to make binding arrangements (including full financing commitments) for the purchase for cash of the Stock of the Put-Sale Group by the Other Party or a third party designated by the Other Party. The closing of such purchase shall be no later than 30 days following the execution of such binding arrangements, subject to extension with the written consent of the Put Party, which consent will not be unreasonably withheld. During such 90-day period, the Other

Party shall either (i) use its best efforts to arrange for the prompt purchase of the Stock or (ii) notify the Put Party as soon as the Other Party determines that it will not or can not purchase, nor arrange for a third party to purchase, the Stock held by the Put-Sale Group.

                 (c) In the event that the Other Party is unable or chooses not to arrange for and consummate the purchase of the Put-Sale Group's Stock within the time periods set forth in Section 6.1(b), then BLS and LBP shall cause the Company to be sold as an entirety if such sale can be arranged yielding proceeds at least equal to the Appraised Value. BLS, LBP and the Company shall proceed in good faith and use their best efforts to sell the Company as an entirety as promptly as practicable and in any event within six months of the expiration of the time periods set forth in Section 6.1(b), subject to extension with the written consent of BLS and LBP, which consent will not be unreasonably withheld. If it becomes apparent, in the Put Party's reasonable judgment, that the Company can not be sold at the Appraised Value, then the Put Party, at its sole option, may reduce the price for which the Company is being offered by up to 10% of the Appraised Value. Any sale of the Company as an entirety hereunder shall include all Stockholders and the proceeds thereof shall be allocated among the Stockholders in accordance with their Stock ownership in the Company based on Common Equivalents.

         7.      Closing.

                 7.1. Closing. Any selling Stockholder and any Stockholders who are purchasing or selling any shares of Stock pursuant to Articles 4, 5 or 6 shall mutually determine a closing date (the "Closing Date") which, subject to any applicable regulatory waiting periods, shall not be more than 30 days after the last notice is given with respect to such purchase or after the expiration of the last notice period applicable to such purchase. The closing shall be held at 10:00 a.m., local time, on the Closing Date at the principal office of the Company, or at such other time or place as the parties mutually agree.

                 7.2. Deliveries at Closing; Method of Payment of Purchase Price. On the Closing Date, any selling Stockholder shall deliver (1) certificates representing the shares of Stock being sold, free and clear of any lien, claim or encumbrance, (2) any documents representing options, rights or convertible securities being sold, and (3) such other documents, including evidence of ownership and authority, as the purchasers may reasonably request. The purchase price shall be paid by delivery of a cashier's or certified check.

         8.      Preemptive Rights.

                 (a) In the case of the proposed issuance of, or the proposed granting by the Company of warrants, options or other rights to purchase, shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than in a transaction specified in Section 8(b)) or participating preferred stock, if any, each Stockholder shall have the right, on the same terms as those of the proposal and during a reasonable time no less than 30 days after the Company has given notice to the Stockholders of such proposed issuance or granting, to purchase a proportion of such shares of capital stock or securities, warrants, options or rights equal to such Stockholder's percentage ownership of the then outstanding Common Equivalents on a record date not more than 10 days prior to such issuance or granting. The price or prices for such shares of capital stock, securities, warrants, options or rights shall not be less favorable to the purchasing Stockholders than the price or prices at which such shares of capital stock, securities, warrants, options or rights are proposed to be offered for sale or granted to others, without deduction of the expenses of and compensation for the sale, underwriting or purchase of such shares of capital stock, securities, warrants, options or rights by underwriters or dealers as may be paid by the Company.

                 (b) The provisions of Section 8(a) shall not apply to any of the following transactions: (i) any bona fide public offering under a registration of shares of Common Stock by the Company pursuant to the Securities Act or any proposed issuance in connection with the sale of any debt securities of the Company the proceeds of which will be used to repay the Senior Bank Financing, Senior Subordinated Debentures or Senior Secured Notes;
(ii) the grant of restricted Common Stock or options to purchase Common Stock pursuant to employee plans of the Company; (iii) the issuance of Common Stock upon the exercise of any of the options specified in clause (ii) above; or (iv) the issuance of Stock to Loral, BLS and the LBP Investors in connection with the exchange by Loral of the Company's 14.75% convertible subordinated debentures for Stock and cash.

         9.      Legend.

                 A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of Stock issued to any Stockholder, or any certificate issued in exchange for any similarly legended certificate, shall, unless sold pursuant to a bona fide registered public offering or pursuant to a Rule 144 Open Market Transaction, bear a legend reading substantially as follows:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                 THIS SECURITY ALSO IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AND AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, BETWEEN THE HOLDER HEREOF AND THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENTS.


         10.     Certain Voting and Other Agreements.

                 10.1. Board of Directors of the Company. (a) BLS shall be entitled, but not required, to designate members (the "BLS Nominees") of the Board of Directors, such Board of Directors initially to be comprised of 7 members, as follows:

BLS Nominees constituting all of the Board of Directors not otherwise designated by LBP as provided in this Section 10.1 (such BLS Nominees constituting at least a majority of such Board) for as long as BLS and his immediate family beneficially own at least 1,350,000 shares of Common Stock; three Nominees for as long as BLS and his immediate family beneficially own at least 1,000,000 shares of Common Stock; and one BLS Nominee for as long as BLS and his immediate family beneficially own any outstanding shares of Common Stock. LBP shall be entitled, but not required, to designate members (the "LBP Nominees") of the Board of Directors constituting all of the Board of Directors not otherwise designated by BLS as provided in this Section 10.1 (such LBP Nominees constituting at least a majority of such Board) for so long as (i) LBP and its Affiliates beneficially own at least 1,350,000 shares of Common Equivalents and (ii) either (A) BLS and his immediate family beneficially own less than 1,350,000 shares of Common Stock or (B) BLS shall have died or become incapable of acting as chairman of the Board of Directors of the Company for 180 consecutive days due to physical or mental illness; three LBP Nominees for so long as LBP and Affiliates beneficially own at least 1,000,000 shares of Common Equivalents; and one LBP Nominee for so long as LBP and its Affiliates beneficially own any outstanding shares of Common Stock. If and for so long as Loral and its Affiliates own any shares of Voting Common Stock, at the request of Loral, the number of members on the Board of Directors shall be increased to 9, Loral shall be entitled to designate one member (the "Loral Nominee") of the

Board of Directors and the remaining member of the Board of Directors shall be designated by the Stockholder which at such time has the right hereunder to designate a majority of the Board of Directors. Each of the Stockholders agrees to vote its shares of Common Stock, at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting of stockholders, and agrees to take all actions necessary, to ensure the election to the Board of Directors of the LBP Nominees, BLS Nominees and Loral Nominee as described herein.

                 (b) The Company and each Stockholder hereby agrees to use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of Common Stock owned or held of record by such Stockholder for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any LBP Nominee if LBP (or any Affiliate thereof designated by LBP) requests such director's removal for any reason, any BLS Nominee if BLS requests such director's removal for any reason or any Loral Nominee if Loral requests such director's removal for any reason. LBP and its Affiliates, BLS and Loral shall have the right to designate a new nominee in the event any LBP Nominee, BLS Nominee or Loral Nominee, as applicable, shall be so removed or vacate his directorship for any reason. The number of Directors that shall constitute the entire Board of Directors may be increased or decreased from time to time in accordance with the terms and provisions of this Agreement and the by-laws.

                 (c) Subject to Section 10.1(b) hereof, each Stockholder hereby agrees that, at any time it is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of any LBP Nominee, BLS Nominee or Loral Nominee unless such removal shall be for Cause otherwise than as required by Section 10.1(b) hereof. For the purposes of this
Section 10.1(c), "Cause" shall mean the willful and continued failure by a director substantially to perform duties as a director of the Company, the willful engaging by a director in conduct which is demonstrably and materially injurious to the Company, or the director's conviction of any crime constituting a felony.

                 (d) The Company covenants that it will not, without the consent of LBP, take any action requiring (under the Company's by-laws) the approval of at least one LBP Nominee if the only LBP Nominees approving such action are Persons whose removal from the Board of Directors LBP has requested at or prior to the time of such action.

                 (e) The initial LBP Nominees shall be James Stern, Robert Towbin and Alan Washkowitz. LBP and Loral each acknowledges and agrees that it will consult BLS with respect to any future LBP Nominees or Loral Nominees, respectively, designated to replace the initial LBP Nominees or Loral Nominees, respectively, with a view towards ensuring a harmonious Board of Directors.

                 10.2. Chairman of the Board. In the event that BLS shall have died or become incapable of acting as chairman of the Board of Directors of the Company for 180 consecutive days due to physical or mental illness, the successor chairman of the Board shall be selected by LBP from among the LBP Nominees. Upon such death or disability of BLS, the estate of BLS may, but shall not be required to, designate a member of the Board of Directors, other than the Chairman of the Board to replace BLS.

                 10.3. Charter and By-laws. (a) Exhibits A and B set forth copies of the Company's Charter and by-laws, each in the form in effect on the date hereof (the "Charter Documents").

                 (b) The Company covenants that it will act in accordance with the Charter Documents and will not (subject to Section 10.1(d)), without the approval of an LBP Nominee, so long as LBP shall beneficially own 1,000,000 or more shares of Common Stock, then in office, amend either of the Charter Documents. Each Stockholder shall vote its Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary to ensure that the Charter Documents do not, at any time, conflict with the provisions of this Agreement and (unless otherwise specified by LBP) to ensure that the Charter Documents continue to provide as specified in Exhibits A or B, as applicable.

                 10.4. Certain Stock-Related Compensation Plans. Each of the Stockholders (other than Loral) agrees to vote all of the shares of Common Stock entitled to vote owned or held of record by such stockholder to approve any and all Stock related employee compensation plan of the Company provided such plan has been approved by the Board of Directors.

                 10.5. Purchase of Debt Securities. If, at any time prior to the first anniversary of the Effective Date, BLS or LBP shall purchase any Senior Secured Notes, Senior Subordinated Debentures or Senior Bank Financing, such party shall deliver a written notice to Loral offering to sell to Loral an amount of the Senior Secured Notes, Senior Subordinated Debentures or Senior Bank Financing so purchased equal to the face amount of the securities so purchased multiplied by the percentage of the Common Equivalents then owned by Loral. Such offer shall be on the same terms and conditions (including price and payment terms) as were applicable to the purchase by BLS or LBP. Loral shall have a period of 10-days to accept such offer by delivering a written notice to BLS or LBP, as applicable, and if no such notice is delivered in a timely fashion such offer shall expire.

                 10.6. Company Purchase of Stock. If, at any time prior to the first anniversary of the Effective Date, the Company shall purchase (an "Original Repurchase") any Stock from a BLS Investor, LBP Investor or Loral Investor (each, an "Investor Group"), the Company shall, upon the consummation of the Original Repurchase, deliver a written notice to each Investor Group which did not sell Stock in the Original Repurchase, offering to purchase the same percentage of the Stock owned by the members of such Investor Group as the percentage of the position of the Investor Group participating in the Original Repurchase that was purchased from the Investor Group which participated in the Original Repurchase. Each such offer shall be on the same terms as the Original Repurchase. Each Investor Group shall have a period of 10 days to accept such offer by delivering a written notice to the Company and if no such notice is delivered in a timely fashion such offer shall expire.

                 11.    No Implied Right to Employment.  Neither this
Agreement nor any provision hereof nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Stockholder who is an employee of the Company or any Affiliate any right to be retained in the employ of the Company or any Affiliate thereof, or to interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate the employment of such Stockholder at any time.

         12.     Termination.

                 12.1. Termination. (a) This Agreement shall terminate after a public offering as a result of which more than 75% of the then outstanding shares of Common Equivalents, after giving effect to such offering, have been sold to the public pursuant to one or more effective registration statements under the Securities Act or are otherwise owned by Persons other than Stockholders; provided that the registration rights contained in Exhibit C hereto shall continue with respect to any remaining shares of Common Stock held by the Stockholders for so long as they hold such shares.

                 (b) The provisions contained in Article 10 shall terminate on the tenth anniversary of the date hereof.

         13.     Miscellaneous.

                 13.1. Recapitalization, Exchanges, etc., Affecting the Common Stock. The provisions of this Agreement shall (a) apply to the full extent set forth herein with respect to the shares of Stock and (b) as appropriate with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

                 13.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance to enforce such obligation, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                 13.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns; provided that (i) except as expressly provided herein, neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights of any Stockholder under this Agreement may be assigned except that any Stockholder may transfer its rights and obligations hereunder, in whole or in part, to a Transferee in connection with a Transfer of Stock made in compliance with all of the provisions of this Agreement to a Person who is or thereby becomes a Stockholder. If any Stockholder shall acquire additional Stock, such Stock shall, except as expressly provided herein, be held subject to all of the terms of this Agreement.

                 13.4. Amendment; Waiver. This Agreement may be amended (i) by a written instrument signed by the Company and by Stockholders holding an aggregate of at least 80% of the Common Equivalents held by the Stockholders and, in the case of any provision of any amendment that adversely affects any Stockholder or all of the members of any group of Stockholders differently from any of the other Stockholders, the written consent of such Stockholder or members of such group of Stockholders holding an aggregate of at least 75% of the Common Equivalents held by such group of Stockholders, respectively, or
(ii) by a written instrument signed by BLS, LBH and Loral for so long as (x) BLS and his immediate family beneficially own at least 1,350,000 Common Equivalents, (y) LBP and its Affiliates beneficially own at least 1,000,000 Common Equivalents and (2) Loral and its Affiliates beneficially own at least 500,000 Common Equivalents.

                 No provision of this Agreement may be waived orally, but only by a signed, written instrument. Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by a consent authorized by this Section, whether or not the Common Stock shall have been marked to indicate such consent.

                 13.5. Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent prepaid, or by overnight courier guaranteeing next day delivery, or by telex or telecopier, addressed to the Company or BLS at the Loral Corporation, 600 Third Avenue, New York, New York 10016 (telecopier (212) 949-9879) with a copy thereof to O'Sullivan, Graev & Karabell at 30 Rockefeller Plaza, New York, New York 10112
Attention: George O'Sullivan (telecopier (212) 408-2467) and to the other parties at the "Address for Notices" specified below its name on Schedule I hereto. Each Stockholder, by written notice given to the Company in accordance with this Section 13.5 may change the address to which such notice or other communications are to be sent to such Stockholder. All such notices and communications shall be deemed to have been received on the date of delivery thereof if delivered by hand, on the next day after the sending thereof if by overnight courier, when answered back if telexed, and when receipt is acknowledged if telecopied. Whenever pursuant to this Agreement any notice is required to be given by such Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

                 13.6. Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

                 13.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

                 13.8. Headings; References. Article, section and paragraph headings are inserted herein for convenience and do not form a part of this Agreement. All section, paragraph, exhibit and schedule references are to this Agreement, unless otherwise expressly provided.

                 13.9. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof.

                 13.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions.

                 13.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        K&F INDUSTRIES, INC.



                                        By:  KENNETH M. SCHWARTZ
                                           --------------------------
                                           Name:  Kenneth M. Schwartz
                                           Title: Vice President



                                             BERNARD L. SCHWARTZ
                                           --------------------------
                                             Bernard L. Schwartz


                                        CBC CAPITAL PARTNERS, INC.



                                        By:  DAVID J. HOFFMAN
                                           --------------------------
                                           Name: David J. Hoffman
                                           Title:


                                        LORAL CORPORATION



                                        By:  MICHAEL TARGOFF
                                           --------------------------
                                           Name:  Michael Targoff
                                           Title: Senior Vice President

                                        LEHMAN BROTHERS CAPITAL
                                        PARTNERS II, L.P.

                                        By:  Lehman Brothers Holdings Inc.,
                                             General Partner


                                        By:  RONALD L. GALLATIN
                                           ------------------------------
                                           Name:  Ronald L. Gallatin
                                           Title: Sr. Exec. Vice President


                                        LEHMAN BROTHERS MERCHANT
                                        BANKING PORTFOLIO PARTNERSHIP, L.P.

                                        By:  Lehman Brothers Merchant Banking
                                             Partners Inc., General Partner

                                        By:  ALAN WASHKOWITZ
                                           ------------------------------
                                           Name:  Alan Washkowitz
                                           Title: Managing Director


                                        LEHMAN BROTHERS OFFSHORE
                                        INVESTMENT PARTNERSHIP, L.P.

                                        By:  Lehman Brothers Offshore
                                           --------------------------------
                                             Partners Ltd., General Partner


                                        By:  C. GRANT HALL
                                           --------------------
                                           Name:  C. Grant Hall
                                           Title: Secretary


                                        LEHMAN BROTHERS OFFSHORE
                                        INVESTMENT PARTNERSHIP - JAPAN L.P.

                                        By:  Lehman Brothers Offshore
                                             Partners Ltd., General Partner


                                        By:  C. GRANT HALL
                                           --------------------
                                           Name:  C. Grant Hall
                                           Title: Secretary

                                   SCHEDULE I

                             Addresses for Notices


LBP INVESTORS:

         Lehman Brothers Inc.
            200 Vesey Street
            New York, NY 10205
            Attention:  Alan Washkowitz
            Telephone:  (212) 526-2384
            Fax No.:  (212) 619-7165

CBC CAPITAL PARTNERS, INC.:

         Chemical Venture Partners
            270 Park Avenue, 5th Floor
            New York, New York 10017-2070
            Attention:  Jeffrey C. Walker
            Telephone:  (212) 270-3220
            Fax No.:  (212) 270-2327

LORAL INVESTORS:

         Loral Corporation
            600 Third Avenue
            New York, New York 10016
            Attention:  Chairman
            Telephone:  (212) 697-1105
            Fax No.:  (212) 697-9805

                                                                       EXHIBIT A



                              AMENDED AND RESTATED

                                    BY-LAWS

                                       of

                              K&F INDUSTRIES, INC.


                                  ARTICLE 14

                                    Offices

                 SECTION 1. Registered Office in Delaware. The registered office of K&F Industries, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

                 SECTION 2. Other Offices. The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE 15

                    Meetings of Stockholders; Stockholders'
                           Consent in Lieu of Meeting

                 SECTION 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated by the Board of Directors.

                 SECTION 2. Special Meetings. A special meeting stockholders, for any purpose or purposes, may be called at any time by any member of the Board of Directors or by the Chairman of the Board. Any such meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated in the notice of such meeting.

                 SECTION 3. Notice of Meeting. Unless waived in writing by the stockholder of record or unless such stockholder is represented thereat in person or by proxy, each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given at least ten days and no more than sixty days before the date fixed for such meeting.

                 SECTION 4. Quorum. At each meeting of stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                 SECTION 5.  Voting.  Except as otherwise provided
in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder. Shares of capital stock of the Corporation belonging to the Corporation directly or indirectly shall not be voted directly or indirectly. At all meetings of stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote thereat, except as otherwise required by the laws of the State of Delaware. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

                 SECTION 6. Stockholders' Consent in Lieu of Meeting. Any corporate action requiring a vote of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such writing or writings shall be filed with the minutes of stockholders' meetings and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

                                  ARTICLE 16

                               Board of Directors

                 SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors.

                 SECTION 2. Number and Term of Holding Office. The number of directors which shall constitute the whole Board of Directors shall be seven, or such other number of directors as the Board may determine from time to time. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

                 SECTION 3. Organization and Order of Business. Except as otherwise provided in Article IV Section 2, at each meeting of the Board of Directors, any director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation or, in the case of his absence, any person whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                 SECTION 4. Resignations. Any director may resign any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 5. Removal of Directors. Any director may be removed, either with or without cause, at any time by vote of a majority in interest of the stockholders of Corporation.

                 SECTION 6. Vacancies. Any vacancy in the Board of Directors, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose.

                 SECTION 7. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

                 SECTION 8.  Meetings.

                 (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.

                 (b) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine or upon call by the President of the Corporation.

                 SECTION 9. Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to adequate notice.

                 SECTION 10.  Quorum and Manner of Acting.

                 (a) General Provisions. Except as provided by law, the Certificate of Incorporation or these By-Laws, a majority of the directors then in office (or such other number of directors as the Board of Directors may determine from time to time) shall be necessary at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

                 (b)  Certain Actions.  Notwithstanding the provisions of
Section 10(a) and for so long as there are directors on the Board nominated as director-designees by LBP (as defined in the Corporation's Amended and Restated Stockholders Agreement dated September 2, 1994), the following-listed actions to be taken by the Corporation, directly or indirectly, shall require the affirmative vote of a majority of the directors then in office, including, if any LBP director-designees shall then be in office, the affirmative vote of at least one of the LBP director-designees:

                          (i) mergers, consolidations, recapitalizations and reorganizations of the Corporation other than with or into a wholly-owned subsidiary of the Corporation;

                          (ii) issuances of Common Stock or Preferred Stock by the Corporation (other than any issuance of Common Stock of the Corporation upon conversion of any convertible stock);

                          (iii) repurchases (other than repurchases of Common Stock issued pursuant to the exercise of options held by employees pursuant to option plans of the Company) of and dividends on Common Stock by the Corporation or its subsidiaries;

                          (iv) the issuance of employee options representing in excess of 500,000 shares of Common Stock;

                          (v) the acquisition, sale or exchange of assets in excess of $5,000,000;

                          (vi)  dissolution or liquidation of the Corporation;

                          (vii) amendment of the Restated Certificate of Incorporation or these Amended and Restated By-Laws;

                          (viii) the incurrence of debt or liens in excess of $10,000,000 in the aggregate;

                          (ix) the making of loans, investments or capital expenditures in excess of $10,000,000;

                          (x)  transactions with affiliates of the Corporation;

                          (xi) engagement in new types of businesses or ventures by the Corporation;

                          (xii) prepayments of or amendments to any amount of financing in excess of $10,000,000;

                          (xiii) provision of compensation to the Chairman of the Board and other directors or directors of subsidiaries in addition to base compensation of $2,400,000 per annum; and

                          (xiv)  approval and implementation of any
         noncompetition agreement with the Chairman of the Board.

                 SECTION 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

                 SECTION 12. Meetings by Telephone, etc. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                 SECTION 13. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board of Directors or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                 SECTION 14. Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute one or more committees, which shall in each case consist of such number of directors, not fewer than two, and shall have and may exercise such powers as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to Section 10(B) of these By-Laws. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.


                                  ARTICLE 17

                                   Officers

                 SECTION 1. Number. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary. Each such officer shall be elected by the Board of Directors at its initial organization meeting and thereafter at its annual meeting shall hold office until the next succeeding annual meeting of the Board and until his successor is elected or until his earlier death or resignation or removal in the manner hereinafter provided.

                 The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

                 A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

                 All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

                 Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 2. Chairman of the Board. The Board of Directors may appoint one of its members to be Chairman of the Board. If so appointed, he shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have and exercise such further powers and duties as may from time to time be conferred upon or assigned to him by the Board of Directors.

                 SECTION 3. Vice Presidents. Each Vice President shall have such powers and perform such duties as the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, any of the Vice Presidents shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

                 SECTION 4. Treasurer. The Treasurer of the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation and its books of account.

                 SECTION 5. Secretary. The Secretary of the Corporation shall keep the records of all meetings of the stockholders and the Board of Directors. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to Properties owned by the Corporation and of its other corporate records.


                                  ARTICLE 18

                 Contracts, Checks, Drafts, Bank Accounts, etc.

                 SECTION 1. Execution of Documents. Any officer, employee or agent of the Corporation designated by the Board of Directors shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and the Board of Directors may authorize any such officer, employee or agent to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

                 SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.


                                  ARTICLE 19

                               Books and Records

                 The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.


                                  ARTICLE 20

                                     Seal

                 The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the word "Delaware" and figures representing the year of its incorporation.

                                  ARTICLE 21

                                Indemnification

                 To the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as now in effect and as from time to time amended, or any successor provisions thereto, the Corporation shall hold harmless and indemnify against any expense, liability or loss (including, without limitation, judgments, fines, settlement payments and the expense of legal counsel) incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not such action is an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The right to indemnification conferred in this Article also shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by applicable law.

                 At the discretion of the Board of the Corporation and to the fullest extent permitted by law, the Corporation may purchase insurance at its expense, in amounts and in a manner determined by the Board, to protect itself and any other person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.


                                  ARTICLE 22

                           Shares and Their Transfer

                 SECTION 1. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or it in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

                 SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                 SECTION 3. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

                 SECTION 4. Lost, Destroyed or Mutilated Certificate. In case of the alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                 SECTION 5. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.
It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them. The Board of Directors may at any time terminate the employment of any transfer agent or any registrar of transfers.

                 SECTION 6. Stockholder Agreements. Shares of stock of the Corporation may be subject to one or more agreements abridging, limiting or restricting the rights of any one or more of the stockholders to sell, assign, transfer, mortgage, pledge or hypothecate any or all of the stock of the Corporation held by them, or providing for preemptive rights, or may be subject to one or more agreements providing a purchase option with respect to any shares of stock of the Corporation or establishing certain voting rights and obligations. If such agreements exist, all certificates of shares of stock subject to such abridgements, limitations, restrictions, or option shall have reference thereto endorsed on such certificate, and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and conditions of such agreement or agreements. Copies of such agreement or agreements shall be maintained at the offices of the Corporation.


                                  ARTICLE 23

                                  Amendments

                 These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors; provided that, for so long as there are directors nominated as director-designees by LBP on the Board of Directors, no such alteration, amendment, repeal or restatement may be approved by the Board of Directors without the affirmative vote of at least one of the directors nominated by LBP.

                                                                       EXHIBIT B


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             K & F INDUSTRIES, INC.

                                   * * * * *

                 K & F Industries, Inc., a Delaware corporation, hereby certifies that this Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation originally filed by it with the Secretary of State of the State of Delaware on March 13, 1989, under the name Opus Acquisition Corporation, was duly adopted by the directors and stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 FIRST: The name of the Corporation is K & F Industries, Inc. (the "Corporation").

                 SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: (I) The total number of shares of stock which the Corporation shall have authority to issue is 27,800,000 consisting of (i) 26,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 21,000,000 shares shall be Voting Common Stock (the "Voting Common Stock") and 5,300,000 shares shall be Nonvoting Common Stock (the "Nonvoting Common Stock") and 1,500,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 1,200,000 shares will be designated Series A Voting Convertible Preferred Stock (the "Series A Voting Preferred Stock") and 130,000 shares shall be Series A Nonvoting Convertible Preferred Stock (the "Series A Nonvoting Preferred Stock"; and together with the Series A Voting Preferred Stock, the "Series A Preferred Stock").

                          (II)  Preferred Stock may be issued from time to time
in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of this ARTICLE FOURTH, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors in respect to each series shall include, but not be limited to, determination of the following:

                 (a) the consideration for which such Preferred Stock shall be issued;

                 (b) the number of shares constituting such series, including the authority to increase or decrease such number, and the designation of such series;

                 (c) the divided rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights or priority, if any, of payment of dividends on shares of such series;

                 (d) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

                 (e) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

                 (f) the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking funds of a similar nature or otherwise and the terms and conditions of such obligation;

                 (g) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable, at the option of the Corporation or the holder, for shares of stock of any other class or classes or debt securities of the Corporation, including the price or prices or the rate or rates of conversion of exchange and terms of adjustment, if any;

                 (h) the voting rights and requirements, if any, of the shares of such series, in addition to any voting rights required by law; and

                 (i) any other rights, preferences or limitations of shares of such series.

                          (III)  The designations, voting powers, preferences
and relative, participating, optional and other special rights of the shares of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

                 (1)  Dividends and Distributions.

                 (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash or in kind respectively, commencing on the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to the aggregate per share amount of all cash dividends, and equal to the aggregate per share amount (payable in the same form as payment to the holders of Common Stock) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after July 27, 1989 (the "Original Issue Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above simultaneously with the declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) with identical payment dates. No dividend shall be declared or paid on the Common Stock unless the immediately preceding sentence shall have been complied with.

                 (2) Voting Rights. Except as may be required by law, holders of shares of Series A Nonvoting Preferred Stock shall have no voting rights.
In addition to any other voting rights required by law, holders of shares of Series A Voting Preferred Stock shall have only the following voting rights:

                 (A) Subject to the provision for adjustment hereinafter set forth, the holders of Series A Voting Preferred Stock shall have the right to vote on the election or removal of directors of the Corporation and on all other matters to be voted on by the holders of Voting Common Stock of the Corporation and shall be entitled to one vote for each share of Series A Voting Preferred Stock held. In the event the Corporation shall at any time after the Original Issue Date (i) declare any dividend on Voting Common Stock payable in shares of Voting Common Stock, (ii) subdivide the outstanding Voting Common Stock, or (iii) combine the outstanding Voting Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Voting Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Voting Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Voting Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein or by law, the holders of shares of Series A Voting Preferred Stock and the holders of shares of Voting Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (C) Except as set forth herein, holders of Series A Voting Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Voting Common Stock as set forth herein) for taking any corporate action.

                 (3)  Certain Restrictions.

                 (A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in ARTICLE FOURTH (1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends on, make any other
                 distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                 up) to the Series A Preferred Stock;

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for
                 consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                 up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                      (iv) redeem or purchase or otherwise acquire for
                 consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this ARTICLE FOURTH (3), purchase or otherwise acquire such shares at such time and in such manner.

                 (4)  Conversion of Series A Voting Preferred Stock.

                 (A) Subject to and upon compliance with the provisions of this Restated Certificate of Incorporation and subject to the provisions for adjustment hereinafter set forth, each record holder of shares of Series A Voting Preferred Stock shall be entitled at any time and from time to time to exchange any or all of the shares of Series A Voting Preferred Stock held by such holder for an equal number of shares of Voting Common Stock. Each exchange of shares of Series A Voting Preferred Stock for Voting Common Stock shall be effected by the surrender of the certificate or certificates evidencing the shares of Series A Voting Preferred Stock to be exchanged at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Voting Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such shares of Series A Voting Preferred

Stock, stating that such holder desires to exchange the shares, or a stated number of shares, of Series A Voting Preferred Stock evidenced by such certificate or certificates into shares of Voting Common Stock. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing shares of Voting Common Stock shall be issued and shall include instructions for delivery thereof. Receipt of such notice together with the certificates evidencing the shares of Series A Voting Preferred Stock to be exchanged shall obligate the Corporation to issue shares of Voting Common Stock as specified in such notice. Promptly after such surrender and the receipt of such written notice, the corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the shares of Voting Common Stock issuable upon such exchange. Such exchange, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such shares of Series A Voting Preferred Stock to be exchanged as such holder shall cease and the person or persons in whose name or names any certificate or certificates evidencing shares of Voting Common Stock to be issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of Voting Common Stock to be evidenced thereby. The Corporation shall be entitled to rely conclusively, as to the truth of the statements made therein, on such written notice, and the Corporation shall not be liable to any person with respect to any action taken or omitted to be taken by it in connection with such exchange in reliance on the statements made in such written notice.

                 (B) Notwithstanding the foregoing, upon (a) the consummation of a public offering by any of the Corporation, Aircraft Braking Systems Corporation, a wholly owned subsidiary of the Corporation, or Engineered Fabrics Corporation, a wholly owned subsidiary of the Corporation, of its shares of common stock pursuant to the Securities Act of 1933, as amended, (b) a merger of the Corporation with or into another person other than a merger described in ARTICLE FOURTH (8) herein, (c) a sale of all or substantially all of the assets of the Corporation, any capital reorganization or any reclassification of the capital stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up, combination of shares) or (d) the exercise by the holders of Common Stock or Series A Preferred Stock of their Put Sale Option or Tag-Along Right as set forth in the Amended and Restated Stockholders Agreement dated as of September 2, 1994 among the Corporation and the other parties thereto (each such event, an "Event of Conversion"), all shares of the Series A Voting Preferred Stock, subject to the adjustment hereinafter set forth, shall, subject to compliance with any applicable filing requirements

(and the expiration of all waiting periods) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), automatically convert into an equal number of shares of Voting Common Stock. In the event the Corporation shall at any time after the Original Issue Date (i) declare any dividend on Voting Common Stock payable in shares of Voting Common Stock, (ii) subdivide the outstanding Voting Common Stock, or (iii) combine the outstanding Voting Common Stock into a smaller number of shares, then in each such case the aggregate number of shares of Voting Common Stock issuable upon conversion of a share of Series A Voting Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Voting Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Voting Common Stock that were outstanding immediately prior to such event.

                 (C) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, or its treasury shares, solely for the purpose of issue upon exchange of the shares of Series A Voting Preferred Stock, as herein provided, such number of shares of Voting Common Stock as shall then be issuable upon an exchange of all outstanding shares of Series A Voting Preferred Stock. The shares of Voting Common Stock so issuable shall, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

                 (D) Shares of Series A Voting Preferred Stock that are exchanged for shares of Voting Common Stock as provided herein shall not be reissued as Series A Voting Preferred Stock.

                 (E) The issue of certificates evidencing shares of Voting Common Stock upon exchange of shares of Series A Voting Preferred Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such exchange; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the Series A Voting Preferred Stock.

                 (5)  Conversion of Series A Nonvoting Preferred Stock.

                 (A) Subject to and upon compliance with the provisions of this Restated Certificate of Incorporation, each record holder of shares of Series A Nonvoting Preferred Stock shall be entitled at any time and from time to time to exchange any or all of the shares of Series A Nonvoting Preferred Stock held by such holder for an equal number of shares of Series A Voting Preferred Stock. Each exchange of shares of Series A Nonvoting Preferred Stock for Series A

Voting Preferred Stock shall be effected by the surrender of the certificate or certificates evidencing the shares of Series A Nonvoting Preferred Stock to be exchanged at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Nonvoting Preferred Stock) at any time during its usual business hours, together with written notice by the holder of such shares of Series A Nonvoting Preferred Stock, stating that such holder desires to exchange the shares, or a stated number of shares, of Series A Nonvoting Preferred Stock evidenced by such certificate or certificates into shares of Series A Voting Preferred Stock. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing shares of Series A Voting Preferred Stock shall be issued and shall include instructions for delivery thereof. Receipt of such notice together with the certificates evidencing the shares of Series A Nonvoting Preferred Stock to be exchanged shall obligate the Corporation to issue shares of Series A Voting Preferred Stock as specified in such notice. Promptly after such surrender and the receipt of such written notice, the corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the shares of Series A Voting Preferred Stock issuable upon such exchange. Such exchange, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such shares of Series A Nonvoting Preferred Stock to be exchanged as such holder shall cease and the person or persons in whose name or names any certificate or certificates evidencing shares of Series A Voting Preferred Stock to be issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of Series A Voting Preferred Stock to be evidenced thereby. The Corporation shall be entitled to rely conclusively, as to the truth of the statements made therein, on such written notice, and the Corporation shall not be liable to any person with respect to any action taken or omitted to be taken by it in connection with such exchange in reliance on the statements made in such written notice.

                 (B) Notwithstanding the foregoing, immediately prior to any Event of Conversion, all shares of the Series A Nonvoting Preferred Stock shall, subject to compliance with any applicable filing requirements (and the expiration of all waiting periods) under the HSR Act, automatically convert into an equal number of shares of Series A Voting Preferred Stock in order to facilitate the conversion required by paragraph (B) of this ARTICLE FOURTH (4).

                 (C) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of

Series A Voting Preferred Stock, or its treasury shares, solely for the purpose of issue upon exchange of the shares of Series A Nonvoting Preferred Stock, as herein provided, such number of shares of Series A Voting Preferred Stock as shall then be issuable upon an exchange of all outstanding shares of Series A Nonvoting Preferred Stock. The shares of Series A Voting Preferred Stock so issuable shall, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

                 (D) Shares of Series A Nonvoting Preferred Stock that are exchanged for shares of Series A Voting Preferred Stock as provided herein shall not be reissued as Series A Nonvoting Preferred Stock.

                 (E) The issue of certificates evidencing shares of Series A Voting Preferred Stock upon exchange of shares of Series A Nonvoting Preferred Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such exchange; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the Series A Voting Preferred Stock.

                 (F) If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Series A Preferred Stock, the outstanding shares of the other class of Series A Preferred Stock shall be correspondingly subdivided or combined, as the case may be.

                 (6) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Restated Certificate of Incorporation.

                 (7) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation (a "Liquidation"), no distribution shall be made

                      (i) to the holders of shares of Common Stock unless,
                 prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (a) $84.62 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to the aggregate amount to be distributed per share to the holders of the Common Stock, or

                      (ii) to the holders of stock ranking on a parity
                 (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event the Corporation shall at any time after the Original Issue Date
(i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of paragraph (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Original Issue Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.





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

                 (9) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                 (10) Rank. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation's preferred stock that specifically provide that they shall rank senior to the Series A Preferred Stock.

                 (11) Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares, if any, of Series A Preferred Stock, voting separately as a class.

                          (IV)  Except as otherwise expressly provided in this
Restated Certificate of Incorporation, all outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                 (1) When, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation (other than shares of Common Stock), the holders of outstanding shares of Voting Common Stock and Nonvoting Common Stock shall be entitled to share equally, share for share, in such dividends and distributions. If dividends or distributions are declared on outstanding shares of Common Stock that are payable in shares of, or in subscription or other rights to acquire shares of, Common Stock, such dividends shall be declared at the same rate on the outstanding shares of Voting Common Stock and the outstanding shares of Nonvoting Common Stock, but shall be payable only in shares or in subscription or other rights to acquire shares, as the case may be, of Voting Common Stock to holders of outstanding shares of Voting Common Stock and of Nonvoting Common Stock to holders of outstanding shares of Nonvoting Common Stock.

                 (2) Upon any Liquidation, the holders of outstanding shares of Voting Common Stock and outstanding shares of Nonvoting Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

                 (3) Subject to and upon compliance with the provisions of this Restated Certificate of Incorporation, each record holder of shares of Nonvoting Common Stock shall be entitled at any time and from time to time to exchange any or all of the shares of Nonvoting Common Stock held by such holder for the same number of shares of the Common Stock.





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

Notwithstanding the foregoing, upon any Event of Conversion, all shares of Nonvoting Common Stock shall, subject to compliance with any applicable filing requirements (and the expiration of all waiting periods) under the HSR Act, automatically convert into an equal number of shares of Voting Common Stock.

                 (4) Each exchange of shares of Nonvoting Common Stock for Voting Common Stock shall be effected by the surrender of the certificate or certificates evidencing the shares of Nonvoting Common Stock to be exchanged at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Nonvoting Common Stock) at any time during its usual business hours, together with written notice by the holder of such shares of Nonvoting Common Stock, stating that (i) such holder desires to exchange the shares, or a stated number of shares, of Nonvoting Common Stock evidenced by such certificate or certificates into shares of Voting Common Stock and (ii) such exchange is in compliance with the provisions of this Restated Certificate of Incorporation. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates evidencing shares of Voting Common Stock shall be issued and shall include instructions for delivery thereof. Receipt of such notice together with the certificates evidencing the shares of Nonvoting Common Stock to be exchanged shall obligate the Corporation to issue shares of Voting Common Stock as specified in such notice. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates evidencing the shares of Voting Common Stock issuable upon such exchange. Such exchange, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such written notice shall have been received by the Corporation, and at such time the rights of the holder of such shares of Common Stock to be exchanged as such holder shall cease and the person or persons in whose name or names any certificate or certificates evidencing shares of Common Stock to be issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of Voting Common Stock to be evidenced thereby. The Corporation shall be entitled to rely conclusively, as to the truth of the statements made therein, on such written notice, and the Corporation shall not be liable to any person with respect to any action taken or omitted to be taken by it in connection with such exchange in reliance on the statements made in such written notice.

                 (5) If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other class of

Common Stock shall be correspondingly subdivided or combined, as the case may be.

                 (6) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, or its treasury shares, solely for the purpose of issue upon exchange of the shares of Nonvoting Common Stock, as herein provided, such number of shares of Voting Common Stock as shall then be issuable upon an exchange of all outstanding shares of Nonvoting Common Stock. The shares of Voting Common Stock so issuable shall, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

                 (7) Shares of Nonvoting Common Stock that are exchanged for shares of Voting Common Stock as provided herein shall not be reissued.

                 (8) The issue of certificates evidencing shares of Voting Common Stock upon exchange of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such exchange; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the Non-Voting Common Stock.

                 (9) The holders of outstanding shares of Voting Common Stock shall have the right to vote on the election or removal of the directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation and shall be entitled to one vote for each share of Voting Common Stock held. Except as may be required by law, the holders of shares of Nonvoting Common Stock shall have no voting rights.

                 FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation to the extent provided in the by-laws.

                 SIXTH: (1)(a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                 (b) If the General Corporation Law of the State of Delaware is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances set forth herein, shall not be liable to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

                 (2)(a) Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this ARTICLE SIXTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this ARTICLE SIXTH shall be a contract right.

                 (b) The Corporation shall determine the right of any person to receive indemnification as provided hereunder in accordance with the provisions of applicable law.

                 (3) The rights and authority conferred in this ARTICLE SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation or the by-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                 (4) Neither the amendment nor repeal of this ARTICLE SIXTH nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation or of any statute inconsistent with this ARTICLE SIXTH shall eliminate or reduce the effect of this ARTICLE SIXTH in respect of any acts or omissions occurring prior to such amendment or repeal or such adoption of an inconsistent provision.

                 SEVENTH: The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

                 EIGHTH: The Corporation reserves the right to amend this Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

                 IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate to be signed by its Vice President and attested to by its Assistant Secretary, this 1st day of September, 1994.


                                        K & F INDUSTRIES, INC.


                                        By: KENNETH M. SCHWARTZ
                                            ---------------------
                                            Kenneth M. Schwartz,
                                               Vice President



ATTEST: LISA F. STEIN-MCMEEKIN
        -----------------------
        Lisa F. Stein- McMeekin
            Asst. Secretary

                                                                       EXHIBIT C


                              REGISTRATION RIGHTS


                                  ARTICLE XXIV

                                  DEFINITIONS

                 SECTION 24.i.  Definitions.

                 Terms defined in the Amended and Restated Stockholders Agreement dated as of September 2, 1994 among K&F Industries, Inc. (the "Company") and the other parties thereto (the "Stockholders Agreement") are used herein as therein defined. In addition, the following terms shall have the meanings ascribed to them below:

                 "Adjusted Stock" means all outstanding shares of Stock and all shares of Stock issuable upon the exercise of Options (adjusted to reflect any stock dividends, stock splits or other issuances of shares of capital stock in respect of the Stock and computed assuming the exercise of all Options and the conversion of all convertible securities into Common Stock).

                 "Demand Registration" means a Demand Registration as defined in Section 2.1.

                 "Excess Amount" means the number of Registrable Securities, requested by a Holder or Holders to be sold pursuant to Section 2.1 which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range acceptable to the Holders or the Company, as the case may be.

                 "Holder" means any party who is a signatory to the Stockholders Agreement and any party who shall hereafter acquire and hold Registrable Securities pursuant to the provisions of, and subject to the rights and restrictions set forth in, the Stockholders Agreement, including, without limitation, any party who shall hereafter acquire Registrable Securities, or Options unless such Registrable Security is acquired in a public distribution pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

                 "Institutional Investor" means each Holder.

                 "Options" means options to acquire Common Stock pursuant to Company stock option plans.

                 "Piggy-Back Registration" means a Piggy-Back

Registration as defined in Section 2.2.

                 "Registrable Security" means any shares of Common Stock outstanding, any shares of Common Stock issuable upon conversion of any other class of Stock and any shares of Common Stock issuable upon exercise of Options which at the time of determination of Registrable Securities are fully vested and exercisable, in each case until (i) a registration statement covering such Common Stock has been declared effective by the Commission and has been disposed of pursuant to such effective registration statement, (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which it may be sold pursuant to Rule 144(k) or (iii) it has been otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing the legend required pursuant to the Stockholders Agreement and it may be resold without subsequent registration under the Securities Act.

                 "Requisite Share Number" means (i) until a registration statement with respect to the sale of Registrable Securities shall have become effective under the Securities Act and Registrable Securities shall have been disposed of in accordance with such registration statement, a number of Registrable Securities not less than 10% of the Adjusted Stock and (ii) thereafter, a number of Registrable Securities not less than 5% of the Adjusted Stock.

                 "Selling Holder" means a Holder who is Selling Registrable Securities pursuant to a registration statement under the Securities Act.

                 "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                 "Withdrawn Securities" means Withdrawn Securities defined in
Section 2.3.


                                  ARTICLE XXV

                              REGISTRATION RIGHTS

                 SECTION 25.i. Demand Registration. (A) Request for Registration. At any time and from time to time any Holder or Holders owning, individually or in the aggregate, at least the Requisite Share Number may make a written request for registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that such Holders are together requesting that the Requisite Share Number or more of the Adjusted Stock be registered; and provided, further, that (i) except as provided in Section 5.1, the Company shall not be obligated to effect more than two Demand Registrations requested by LBP or its transferees, more than two Demand Registrations requested by BLS or his transferees or more than one Demand Registration requested by Loral or its transferees (excluding in each case any registration statement that has become effective, but as to which the offering price of the Registrable Securities is not established (whether under the circumstances contemplated by Rule 430A under the Securities Act or otherwise) or the offering is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court) and
(ii) the Company shall not be obligated to effect a Demand Registration requested by Loral or its transferrees until after the second anniversary of the date of the Amended and Restated Stockholders Agreement. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders. Within 20 business days of such notice by any Holder, such Holder may request and the Company shall include in the Demand Registration the Registrable Securities of any such Holder requested to be so included. Each such request by such other Holders shall specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof. Unless the Holder or Holders of a majority of the Registrable Securities to be registered in such Demand Registration shall consent in writing, no other party, including the Company (other than Holders that have so requested inclusion), shall be permitted to offer securities under any such Demand Registration.

                 (B) Effective Registration. A registration will not count as a Demand Registration until it has become effective.

                 (C) Priority on Demand Registration. If the Holders of a majority of shares of the Registrable Securities to be registered in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company and the Holders making such Demand Registration shall select any additional investment bankers to act as the book-running managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering, provided, however that the selection of an Underwriter shall be subject to any rights Lehman Brothers Holdings Inc. (formerly known as Shearson Lehman Hutton Holdings Inc.) may have pursuant to any other agreements it or its Affiliates have or may enter into with the Company or BLS. To the extent more than 20% of the Registrable Securities so requested to be registered are excluded from the offering in accordance with Section 2.3, the

Holders of such Registrable Securities as a group shall have the right to one additional Demand Registration under this Section with respect to such Registrable Securities (unless such Registration is a Shelf Registration).

                 SECTION 25.ii. Piggy-Back Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective securityholders of any class of security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders or in connection with an offering of debt securities by the Company), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section
2.2 by giving written notice to the Company of its request to withdraw.

                 SECTION 25.iii. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 deliver a written opinion to the Holders of the Registrable Securities requesting inclusion in such offering that (i) the size of the offering that the Holders, the Company and/or such other persons, intend to make or (ii) the kind of securities that the Holders, the Company and/or any other persons or entities intend to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such Underwriter's opinion, the Company shall not include in such registration a pro rata amount of Registrable Securities requested to be included in such offering by all Holders equal to the Excess Amount; provided that, in the case of a Piggy-Back Registra-tion, if securities are being offered for the account of other persons or entities as well as the Company, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intend to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities is reduced; and (B) if the combination of securities to be offered is the basis of such Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or, (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                 If, as a result of the proration provisions of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Section 2.1 or 2.2 registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made. If, as a result of Withdrawal Elections (but after the Company shall have included in such registration in place of such withdrawn Registrable Securities such additional Registrable Securities held by other Holders whose Registrable Securities were excluded as a result of the proration provisions of this
Section 2.3), the resulting number of Registrable Securities requested to be included in a Section 2.1 registration, constitutes less than 10% of the Adjusted Stock the Company may (except in the case of a registration effected on Form S-3 or any similar short form registration statement), at its election, give written notice to all Holders who have requested that Registrable Securities be included in a registration and who have not made a Withdrawal Election that the Company has determined not to proceed with such registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the Holders' rights to have Registrable Securities registered pursuant to Section 2.1 in the future.

                                  ARTICLE XXVI

                            REGISTRATION PROCEDURES

                 SECTION 26.i. Filings; Information. Whenever Holders request that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                          (A) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 270 days for an underwritten offering and 120 days for any other registration; provided that, if the Company shall furnish to the Holders making a request pursuant to Section 2.1 a certificate signed by either its Chairman or the Vice Chairman stating that in his good faith judgment it would be significantly disadvantageous to the Company or its shareholders for such a registration statement to be filed as expeditiously as possible, the Company shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

                          (B) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, one counsel representing all such Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing within 3 days after delivery, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

                          (C) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                          (D) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                          (E) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

                          (F) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such Underwriters shall also be made to and for the benefit of such Holders).

                          (G) The Company will deliver promptly to each Holder participating in the offering and each Under-writer, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and, make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon opinion of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the

         Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                          (H) The Company will furnish to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Majority Holders of the issue of Registrable Securities included in such offering or the managing Underwriter therefor reasonably requests.

                          (I) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                          (J) The Company will use its best efforts (i) to cause all such Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) to secure designation of all such shares covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-l of the Commission or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the NASD.

                          (K) The Company will provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                 The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                 Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

                 SECTION 26.ii. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to
Section 3.1(h) hereof), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and
(viii) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts).

                                 ARTICLE XXVII

                        INDEMNIFICATION AND CONTRIBUTION

                 SECTION 27.i. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act from and against any loss, claim, damage or liability and any action in respect thereof to which such Selling Holder, its officers, directors and agents, and such control person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arises out of, or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Selling Holder, its officers, directors and agents, and each such controlling person for any legal and other expenses reasonably incurred by that Selling Holder, its officers, directors and agents, or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if it is determined that it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

                 SECTION 27.ii. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any





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

preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.

                 SECTION 27.iii. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of that action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under
Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, if in the reasonable judgment of the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

                 SECTION 27.iv. Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages





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

or liabilities (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no





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

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.


                                 ARTICLE XXVIII

                                 MISCELLANEOUS

                 SECTION 28.i.  Participation in Underwritten Registrations.
No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights; provided that (i) any Institutional Investor (other than BLS if he is then employed by the Company or any subsidiary thereof) participating in such registration will not be required to make any representations or warranties except those which relate solely to such Institutional Investor and its intended method of distribution and (ii) the liability of each such Institutional Investor to any Underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Institutional Investor and its intended method of distribution and an amount equal to the amount of net proceeds such Institutional Investor derives from such registration; provided, however, that in the case of a registration pursuant to Section 2.2, the Company will be required to use only its best efforts to cause the Underwriters to accept the foregoing representations and warranties made by, and the limitation on liability of, Institutional Investors participating in such registration. If the Underwriters of any registration pursuant to Section 2.2 do not accept the foregoing





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

limitation, then LBP or Loral, as applicable, shall, in lieu of participating in the registration pursuant to Section 2.2, be afforded one additional registration under Section 2.1, which registration will be effected in accordance with the provisions of Section 2.1. The Company shall take all reasonable steps to ensure that the shares of Registrable Securities sold in any underwritten public offering shall be widely disseminated.

                 SECTION 28.ii. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                 SECTION 28.iii. Holdback Agreements. (A) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder of Registrable Securities agrees not to effect any sale or distribution of the issue being registered or of a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of the registration statement filed by the Company (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

                 (B) Restrictions on Sale by the Company and Others. The Company and its Affiliates agree (i) not to effect any sale or distribution of any securities similar to those being registered in accordance with Section 2.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement where the Majority Holders of the Registrable Securities to be included in such registration statement consent) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date of the Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in
(i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

                 28.iv. Stockholders Agreement. Notwithstanding anything above to the contrary, all transfers of Registrable Securities subject to the provisions of the Stockholders Agreement shall be made in accordance with such provisions.





                                       16